(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.66
                        SECOND AMENDMENT TO
                             CPI CORP.
                     RETIREMENT PLAN AND TRUST

         (As Amended and Restated Effective January 1, 1997)

	Pursuant to the provisions of Section 16.1 of Article XVI of the CPI Corp. Retirement Plan and Trust (the "Plan"), and pursuant to resolutions of the Retirement Plan Committee, the Plan is hereby amended in the following respects effective as of January 1, 1997, except as otherwise stated in this Amendment. This Second Amendment incorporates changes requested by the Internal Revenue Service in connection with the Plan's application for a favorable determination letter in 2002.

     1. PARAGRAPH (N), HIGHLY COMPENSATED EMPLOYEE, OF SECTION 1.3 is amended by adding the following new sentence at the end thereof:

     For purposes of this paragraph (n), Compensation shall mean
     Compensation as defined in paragraph (d) of Section 9.1.

     2. SECTION 11.1, PROHIBITION AGAINST ALIENATION, is amended by adding the following two new sentences at the end thereof:

     Notwithstanding the foregoing restrictions, a Participant's Accrued Benefit may be reduced to satisfy the Participant's liability to the Plan due to: (a) The Participant's conviction of a crime involving the Plan; (b) a judgment or consent order or decree in an action for violation of fiduciary standards; or (c) a settlement involving the Department of Labor or the Pension Benefit Guaranty Corporation. The preceding sentence shall be effective for judgments, orders, decrees and settlements arising on or after August 5, 1997.

     3. PARAGRAPH (F), PERMISSIVE AGGREGATION GROUP, OF SECTION 19.1 is amended in its entirety to read as follows:

         (f) Permissive Aggregation Group: A group of qualified plans of the Employer not required to be included in a Required Aggregation Group but whose inclusion would not cause such group to fail to meet the requirements of Section
     401(a)(4) and Section 410 of the Code.

     4. SECTION 19.6, LIMITATION OF BENEFITS, is amended by adding the following new sentence at the end thereof:

     This Section 19.6 shall not apply in Limitation Years beginning after 1999 and shall not limit the benefit of any Participant whose benefit has not commenced as of January 1, 2000.

     IN WITNESS WHEREOF, the Retirement Plan Committee has caused this instrument to be adopted on behalf of CPI Corp. this 29th day of November, 2002, effective as of the dates stated herein.


                             CPI CORP.


                             By: /s/ Fran Scheper
                                 -------------------------
                                     Fran Scheper

                             Title: Executive Vice President,
                                     Human Resources

                             For the Profit Sharing Plan Committee



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